Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Amendment No. 2 to License and Collaboration Agreement

This Amendment No. 2 to License and Collaboration Agreement (the “Amendment”) is made and entered into as of June 24, 2025 (the “Amendment Effective Date”), by and between Travere Therapeutics Switzerland GmbH (formerly known as Orphan Technologies Limited) (“LICENSOR”) and Vifor (International) Ltd. (“LICENSEE”). LICENSOR and LICENSEE are each referred to herein by name or as a “Party”, or, collectively, as the “Parties”.

RECITALS

WHEREAS, the Parties, and solely with respect to Article 15, Travere Therapeutics, Inc., previously entered into that certain License and Collaboration Agreement, dated as of September 15, 2021, as amended, modified or supplemented from time to time, including by that certain Amendment #1 to Annex 4(G) to the License and Collaboration Agreement dated as of November 15, 2021, that certain Amendment No. 1 to License and Collaboration Agreement dated as of October 5, 2022 and that certain Side Agreement for Post-Trial Supply Activities dated as of June 1, 2024, as amended to date (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement, in accordance with Article 16.4 of the Agreement, as specifically set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AMENDMENT

1.Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings provided in the Agreement.

2.Amendment to the Definition of Licensed Territory. The definition of the term “Licensed Territory” in Annex 1 of the Agreement is hereby amended to add the following countries effective as of the Amendment Effective Date: Bahrain, Brazil, Chile, Israel, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates (the “Additional Licensed Territory”) in the Licensed Territory. As of the Amendment Effective Date, the term “Licensed Territory” shall include the following: Albania, Andorra, Armenia, Austria,

Amendment No. 2 to License and Collaboration Agreement

Azerbaijan, Belarus, Belgium, Bosnia and Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Georgia, Germany, Greece, Hungary, Iceland, Ireland, Italy, Kazakhstan, Kosovo, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Moldova, Monaco, Montenegro, Netherlands, North Macedonia, Norway, Poland, Portugal, Romania, Russia, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom, Vatican City (all together referred to "Europe"), Australia, Bahrain, Brazil, Chile, Israel, Kuwait, Oman, Qatar, Saudi Arabia, the United Arab Emirates and New Zealand, and to the extent relevant additional countries pursuant to Article 2.1(c).

3.Amendment of Article 2.1(c). Article 2.1(c) of the Agreement is hereby amended to delete all references to China and Brazil.

4.Commercialization. Article 6(b) of the Agreement is hereby amended with the addition of the following paragraph:

“Notwithstanding the provisions above and elsewhere in the Agreement, any decision to (i) file for regulatory approval of Licensed Products and/or to (ii) launch and Commercialize Licensed Products in any country of the Additional Licensed Territory shall be at the sole discretion of the LICENSEE, which shall consider any input from LICENSOR, including through the JSC. The LICENSEE shall not be obligated to (i) file for regulatory approval of Licensed Products and/or to (ii) launch and Commercialize Licensed Products in any given country in the Additional Licensed Territory if LICENSEE determines it would not be commercially reasonable to do so in such country; provided that, if (i) LICENSEE does not file for regulatory approval for a Licensed Product in any given country in the Additional Licensed Territory within [***] following the Amendment Effective Date, or, (ii) if filing for pricing and reimbursement approval is a requirement in order to Commercialize, LICENSEE does not file for pricing and reimbursement approval for a Licensed Product in any given country in the Additional Licensed Territory within [***] following regulatory approval, or (iii) LICENSEE does not launch and Commercialize a Licensed Product in any given country in the Additional Licensed Territory within [***] following receipt of regulatory approval and, if required to Commercialize, pricing and reimbursement approval, in such country assuming that sufficient quantities of Licensed Products in good quality and complying with the specifications set forth in the regulatory approvals are available for clause (iii) to be applicable, then LICENSOR shall have the right to terminate the License and all rights granted to LICENSEE hereunder related to such country, and the rights related to such country shall revert to LICENSOR and such country shall no longer be included in the Territory. In such a case and following a specific discussion at JSC upon the expiration of the applicable [***] period, LICENSOR may exercise such right by sending a written notice to LICENSEE to that effect.

*** Certain Confidential Information Omitted

Amendment No. 2 to License and Collaboration Agreement

5.Governance Amendments.

(a)Article 11.1(b)(iii) of the Agreement is hereby deleted and replaced by the following:

“(iii) reviewing and discussing any reports and updates provided to it by the JCC to the extent permitted under applicable laws, including specific reports and updates from the JCC on developments in international, regional, or national trade regulations (including sanctions, export controls, and import restrictions or obligations) that may impact the Commercialization of Licensed Products;”.

(b)Article 11.5(b) of the Agreement is hereby amended with the addition of the following provision as a new Article 11.5(b)(vi):

“(vi) regularly review and discuss developments in international, regional, or national trade regulations (including sanctions, export controls, and import restrictions or obligations) that may impact the Commercialization of Licensed Products, assess potential implications of such developments for Commercialization (including supply chain, distribution, and market access), and, if applicable and to the extent permitted under applicable law, coordinate mutually-agreed appropriate mitigation strategies.”.

6.Representations and Warranties. As of the Amendment Effective Date, each Party represents and warrants to the other that: (a) it has the authority to enter into this Amendment, (b) the execution and delivery of this Amendment does not constitute a breach of any agreement to which it is a party, (c) it has duly executed and delivered this Amendment, which is a binding obligation of such Party and (d) except the waivers from the Upstream Licensors of their rights under the Upstream License Agreements already obtained by the LICENSOR, no other consent of any Third Party is required for such Party to enter into this Amendment. As of the Amendment Effective Date, LICENSOR hereby represents and warrants to the LICENSEE that it has the right to grant the License to LICENSEE with respect to the Additional Licensed Territory.

7.Amended List of Licensed Patents. Annex 2.1(a) of the Agreement is hereby deleted and replaced by the Annex 2.1(a) of this Amendment.

8.Amended List of Permitted Affiliates and Sub-Licensees. Annex 2.2(a) of the Agreement is hereby deleted and replaced by the Annex 2.2(a) of this Amendment.

9.Effect of Amendment. Except as expressly modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect in accordance with their terms.

10.Entire Agreement. The Agreement and this Amendment constitute the entire and exclusive agreement between the Parties with respect to the subject matter hereof. All

Amendment No. 2 to License and Collaboration Agreement

previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.

11.Counterparts & Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures transmitted electronically (e.g., via PDF or e-signature platform) shall be deemed to have the same force and effect as original signatures.

[Signature pages follow]

Amendment No. 2 to License and Collaboration Agreement

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

Vifor (International) Ltd. By: /s/ Hervé Gisserot Name: Hervé Gisserot Title: General Manager CSL Vifor Date: 6/26/2025	Vifor (International) Ltd. By: /s/ Dirk Hoheisel Name: Dirk Hoheisel Title: SVP & Head of Commercial CSL Vifor Date: 6/24/2025
Travere Therapeutics Switzerland GmbH By: /s/ Giovanni Stropoli Name: Giovanni Stropoli Title: Chairman of the Board Date: 6/24/2025

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Amendment No. 2 to License and Collaboration Agreement